Exhibit 16.1

Harper & Pearson Company, P.C.
One Riverway Suite 1000
Houston, Texas 77056
713-622-2310 phone
713-622-5613 fax
www.harperpearson.com

January 4, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Omni U.S.A., Inc.

We have read the statements of Omni U.S.A., Inc. pertaining to the recent change in auditors included under Item 4.01 of Form 8-K dated December 29, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Harper & Pearson Company